EMERGING MARKETS GROWTH FUND, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Emerging Markets Growth Fund, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

I.

INCORPORATOR

Michael L. Sapir, whose post address was 1120 Connecticut Avenue, N.W., Washington, D.C. 20036, being at least 18 years of age, acted as incorporator and formed this Corporation under the general laws of the State of Maryland.

II.

NAME

The name of the corporation (hereinafter called the “Corporation”) is:

Emerging Markets Growth Fund, Inc.

III.

PURPOSES AND POWERS

The purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are:

(a) To conduct and carry on the business of an open-end investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(b) To do any and all such acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in this Article.

The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation (the “Charter”), and shall each be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Maryland.

IV.

PRINCIPAL OFFICE AND PLACE OF BUSINESS

The present address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Company Incorporated, 351 West Camden Street, Baltimore, Maryland 21201-7912.

V.

RESIDENT AGENT

The name and address of the Corporation’s resident agent is The Corporation Trust Company Incorporated, 351 West Camden Street, Baltimore, Maryland 21201-7912. The resident agent is a Maryland corporation.

VI.

STOCK

(a) The total number of shares of stock which the Corporation shall have the authority to issue is 2,000,000,000 shares of common stock, par value $.01 per share (the “Common Stock”). The aggregate par value of all authorized shares is $20,000,000. As permitted by the provisions of the Maryland General Corporation Law (the “MGCL”) applicable to open-end investment companies, the Board of Directors of the Corporation is empowered to increase or decrease, from time to time, the total number of shares of stock or the number of shares of stock of any series or class that the Corporation shall have authority to issue without any action by the stockholders.

(b) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate representing such fractional share, but including, without limitation, the right to vote, the right to receive dividends and other distributions, and the right to participate in upon liquidation of the Corporation.

(c) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation (the “By-Laws”).

(d) As used in the Charter, a “series” of shares represent interests in the same assets, liabilities, income, earnings and profits of the Corporation; each “class” of shares of a series represents interests in the same underlying assets, liabilities, income, earnings and profits, but may differ from other classes of such series with respect to fees and expenses or such other matters as shall be established by the Board of Directors in accordance with Maryland law and the Charter. Initially, the shares of stock of the Corporation shall be of one series of Common Stock consisting of one class without further designation. The Board of Directors shall have authority to classify and reclassify any authorized but unissued shares of stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the stock. Subject to the provisions of Section (e) of this Article VI and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of stock shall include, without limitation, authority to classify or reclassify any such stock into one or more series of stock and to divide and classify shares of any series into one or more classes of such series, by determining, fixing or altering one or more of the following:

1. The distinctive designation of such series or class to distinguish it from all other series and classes of stock and the number of shares to constitute such series or class; provided that, unless otherwise prohibited by the terms of such series or class, the number of shares of any series or class may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such series or class may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any series or class which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized stock and be subject to classification and reclassification as provided herein;

2. Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such series or class, and any limitations as to dividends or other distributions;

3. Whether or not shares of such series or class shall have voting rights in addition to any general voting rights provided by law and the Charter or By-Laws and, if so, the terms of such additional voting rights;

4. The rights of the holders of shares of such series or class upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation; and

5. Whether or not shares of such series or class shall have any other preferences, conversion or other rights, restrictions, qualifications and terms and conditions of redemption.

Any of the terms of any series or class of stock set or changed pursuant to this Article VI may be made dependent upon facts or events ascertainable outside the Charter, including determinations by the Board of Directors or other facts or events within the control of the Corporation, and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such series or class of stock is clearly and expressly set forth in the articles supplementary or other charter document filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”).

If shares of one series or class of stock are classified or reclassified into shares of another series or class of stock pursuant to this Article, the number of authorized shares of the former series or class shall be automatically decreased and the number of shares of the latter series or class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all series and classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of Section (a) of this Article or as otherwise increased or decreased by the Board of Directors pursuant to the MGCL and set forth in a subsequent filing with the SDAT.

(e) Shares of stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption:

1. Assets Belonging to a Series. All consideration received by the Corporation for the issue or sale of stock of any series or class, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series or class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as “assets belonging to” such series or class. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily attributable to any particular series or class shall be allocable among any one or more of the series or classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

2. Liabilities Belonging to a Series or Class. The assets belonging to any series or class of stock shall be charged with the liabilities in respect of such series or class and shall also be charged with such series’ or class’s share of the general liabilities of the Corporation determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given series or class; and as to whether the same are allocable to one or more series or class. The liabilities so allocated to a series or class are herein referred to as “liabilities belonging to” such series or class. Any liabilities which are not readily attributable to any particular series or class shall be allocable among any one or more of the series or classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

3. Dividends and Distributions. Shares of each series and class of stock shall be entitled to such dividends and distributions, in stock, cash or other property, or any combination thereof, as may be authorized from time to time by the Board of Directors, acting in its sole discretion, with respect to such series or class, and declared by the Corporation, provided, however, that dividends and distributions on shares of a series or class of stock shall be paid only out of the lawfully available “assets belonging to” such series or class as such phrase is defined in this Article. The nature of in-kind property distributions may vary among the holders of a series or class, provided that the amount of distribution per share, as determined by the Board of Directors, shall be equivalent for all holders of such series or class.

4. Liquidating Dividends and Distributions. In the event of the liquidation or dissolution of the Corporation, stockholders of each series and class of stock shall be entitled to receive, as a series or class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular series or class of stock, the assets belonging to such series; and the assets so distributable to the stockholders of any series or class of stock shall be distributed among such stockholders in proportion to the number of shares of such series or class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series or class of stock and available for distribution, such distribution shall be made to the holders of stock of all series and classes of stock in proportion to the asset value of the respective series or class of stock determined as hereinafter provided.

By action of the Board of Directors of the Corporation but without stockholder approval, the assets belonging to a series or class may be transferred in accordance with the applicable requirements of the Investment Company Act to another series or class of the Corporation or to another registered or unregistered investment company or portfolio thereof, in exchange for shares of the transferee series or class, investment company, or portfolio or in exchange for cash, as determined in accordance with the Investment Company Act and any applicable agreement or plan of reorganization adopted by the Board of Directors of the Corporation. This paragraph shall not limit the power of the Corporation to effect a transaction described by this paragraph under authority of applicable law or any other independent provision of the Charter.

5. Voting. On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each share standing in the stockholder’s on the books of the Corporation, irrespective of the series or class thereof, and all shares of all series and classes shall vote as a single class (“Single Class Voting”); provided, however, that (i) as to any matter with respect to which a separate vote of any series or class is required by the Investment Company Act or by the Maryland General Corporation Law, or as determined by the Board of Directors, such requirement as to a separate vote by that series or class shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one or more series or classes, then, subject to (iii) below, the shares of all other series and classes shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular series or class, including liquidation of another series or class, only the holders of shares of the one or more affected series and classes shall be entitled to vote.

6. Redemption. To the extent the Corporation has funds or other property legally available therefor, each holder of shares of stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, upon request to the Corporation or its designated agent, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The Board of Directors may establish procedures for redemption of stock. Without limiting the generality of the foregoing, the Corporation shall have the right to redeem at its option at any time the shares owned by any holder of stock of the Corporation on terms and conditions determined by the Board of Directors, including, without limitation, if the value of such shares in the account of such holder is less than the minimum initial investment amount applicable to that account as set forth in the Corporation’s current registration statement under the Investment Company Act (the “Corporation’s Registration Statement”) or in connection with the reorganization or liquidation of a series or class, and in all cases subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt. The redemption price of shares of stock of the Corporation shall, except as otherwise provided in this Section, be the net asset value thereof as determined by, or pursuant to methods approved by, the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be specified in the Corporation’s Registration Statement for that series or class. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the series or class of shares redemption of which is being sought, the value of which shall be determined as provided herein. Shares of stock of any series or class of the Corporation which have been redeemed or otherwise acquired by the Corporation shall constitute authorized but unissued shares of stock of such series or class.

7. Equality. All shares of each particular series or class shall represent an equal proportionate interest in the assets belonging to that series or class (subject to the liabilities of that series or class), and each share of any particular series or class shall be equal to each other share of that series or class. The Board of Directors may, subject to applicable law, from time to time divide or combine the shares of any particular series or class into a greater or lesser number of shares of that series or class without thereby changing the proportionate interest in the assets belonging to that series or class or in any way affecting the rights of holders of shares of any other series or class.

8. Conversion or Exchange Rights. At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act, and from time to time reflected in the Corporation’s Registration Statement, shares of a particular series or class of stock of the Corporation or certain shares of a particular class of stock of any series of the Corporation may be automatically converted into shares of another class of stock of such series of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation’s Registration Statement. The terms and conditions of such conversion may vary within and among the Classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

VII.

DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation is six, which number may be increased or decreased only by the Board of Directors pursuant to the By-laws, but shall never be less than the minimum number permitted by the MGCL. The names of the individuals who shall serve for an indefinite term as directors of the Corporation until their successors are duly elected and qualify are:

Joseph C. Berenato

Richard G. Capen, Jr.

Vanessa C. L. Chang

H. Frederick Christie

Richard G. Newman

Paul F. Roye

VIII.

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS

OF THE CORPORATION AND OF THE DIRECTORS AND STOCKHOLDERS

The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

(a)               Except as may be provided by the Board of Directors, no holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have (i) any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation or (ii) any appraisal rights.

(b)              The Board of Directors of the Corporation shall have power from time to time and in its sole discretion: to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of any series or class whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any series or class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable; to determine, in accordance with sound accounting practice, the number of shares of the Corporation outstanding, what constitutes annual or other net income, profits, earnings, surplus, or net assets; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may from time to time determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do by resolution of the Board of Directors.

(c)               The Board of Directors of the Corporation may establish in its sole discretion the basis or method for determining the value of the assets belonging to any series or class, and the net asset value of each share of stock of each series and class for purposes of sales, redemptions, repurchases of shares or otherwise.

(d)              [Reserved]

(e)               The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to series or class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes, regulatory requirements or the Charter, requires approval by a separate vote of one or more series or classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by holders of shares of each series or class entitled to vote as a series or class on the matter shall constitute a quorum.

(f) Notwithstanding any provision of the MGCL requiring a greater proportion than a majority of the votes entitled to be cast by the stockholders of the Corporation, or by the holders of shares of any one or more series or classes of stock of the Corporation, in order to take or authorize any action, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

(g) The Corporation shall indemnify (1) its present or former directors and officers, whether serving the Corporation or at its request any other entity, to the maximum extent permitted by Maryland law in effect from time to time, including the advancement of expenses under the procedures and to the maximum extent permitted by law, and (2) its other employees and agents to such extent as shall be authorized by the Board of Directors or the By-Laws and permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment or repeal of the Charter shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. Nothing contained herein shall be construed to authorize the corporation to indemnify any director or officer of the Corporation against any liability to the Corporation or to any holders of securities of the Corporation to which he or she is subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. Any indemnification by the Corporation shall be consistent with the requirements of law, including the Investment Company Act.

(h) To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, and subject to the Investment Company Act, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. No amendment, modification or repeal of this Article shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

(i) In addition to the powers and authority hereinbefore, hereinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland and the Charter and the By-Laws.

(j) The Corporation shall not be required to hold an annual meeting of stockholders in any year in which the MGCL does not require that such a meeting be held.

(k) The Corporation shall not be obligated to issue certificates representing shares of any series or class of stock, except as otherwise determined by the Board of Directors.

The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the MGCL now or hereafter in force.

IX.

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article V of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VII of the foregoing amendment and restatement of the charter.

SEVENTH: The total number of shares of stock which the Corporation has authority to issue is not changed by the foregoing amendment and restatement of the charter.

EIGHTH: The undersigned officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 9th day of December, 2016.

ATTEST:	EMERGING MARKETS GROWTH FUND, INC.

/s/Courtney R. Taylor	By: /s/ Victor D. Kohn(SEAL)
Courtney R. Taylor	Victor D. Kohn
Secretary	President

EMERGING MARKETS GROWTH FUND, INC.

ARTICLES SUPPLEMENTARY

Emerging Markets Growth Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the “Corporation”), hereby certified to the State Department of Assessments and Taxation of Maryland that:

FIRST: (a) The Board of Directors of the Corporation has divided and further classified the authorized, but unissued shares of common stock of the Corporation, par value $0.01 per share, into three additional classes, designated as “Class F-2”, “Class F-3” and “Class R-6”. The remaining shares of common stock, including the shares currently issued and outstanding, shall be referred to as “Class M” shares. The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and (y) one-fourth (1/4) of the authorized but unissued shares of all classes of common stock; provided however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class M, Class F-2, Class F-3 and Class R-6 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 2,000,000,000 shares until changed by action of the Board of Directors in accordance with Section 2-105(c) and 2-208.1 of the Maryland General Corporation Law).

(b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class M, Class F-2, Class F-3 and Class R-6 shares of the Corporation are set forth below.

SECOND: Except to the extent provided otherwise by the Charter of the Corporation, all classes of shares of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

(i) Each class of shares of the Corporation may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares; and

(ii) Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class.

THIRD: (a) The foregoing amendment to the Charter of the Corporation does not increase the authorized capital stock of the Corporation but decreases the number of authorized shares of the previously designated class of stock.

(b) (i) The authorized shares of the previously designated class of stock immediately before the decrease in such stock consisted of 2,000,000,000 shares.

(ii) The authorized shares of the previously designated class of stock as decreased consists of the sum of (x) the outstanding shares of that class and (y) one-fourth (1/4) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class M, Class F-2, Class F-3 and Class R-6 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 2,000,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law).

(iii) The total number of shares of stock of all classes that the Corporation has authority to issue, both as of immediately before the decrease in the previously designated classes of stock and as decreased, is 2,000,000,000 shares of common stock, par value $0.01 per share, having an aggregate par value of $20,000,000.

FOURTH: The number of shares of each previously designated class of stock has been decreased by the Board of Directors in accordance with Section 2 105(c) of the Maryland General Corporation Law. The Corporation is registered as an open-end company under the Investment Company Act of 1940.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Principal Executive Officer attested by its Secretary on this 6th day of June, 2017.

EMERGERING MARKETS GROWTH FUND, INC.

By: /s/ Victor D. Kohn
Victor D. Kohn
President and
Principal Executive Officer

ATTEST:

By: /s/ Courtney R. Taylor
Courtney R. Taylor
Secretary

The undersigned, President and Principal Executive Officer of Emerging Markets Growth Fund, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

EMERGERING MARKETS GROWTH FUND, INC.

By: /s/ Victor D. Kohn
Victor D. Kohn
President and
Principal Executive Officer